Exhibit 10.1

LOCKHEED MARTIN CORPORATION
2020 INCENTIVE PERFORMANCE AWARD PLAN
(Approved at Annual Meeting of Stockholders on April 23, 2020)
SECTION 1. Purpose.
The purpose of this Plan is to promote the interests of the Corporation and its stockholders by providing eligible employees with incentives and rewards to encourage them to continue in the service of the Corporation or any of its Subsidiaries and with an ownership interest in the Corporation to encourage them to pursue the long-term growth, profitability, and financial success of the Corporation and its Subsidiaries.
SECTION 2. Definitions; Rules of Construction.
(a) Defined Terms. The terms defined in this Section have the following meanings when used in this Plan:
“Award” means an award granted pursuant to Section 4.
“Award Agreement” means an agreement described in Section 6 between the Corporation and a Participant, setting forth the terms and conditions of an Award granted to a Participant.
“Beneficiary” means a person or persons (including a trust or trusts) validly designated as a Participant’s beneficiary under this Plan in accordance with the procedures of this Plan’s recordkeeper, as such designation may be updated from time to time.
“Board of Directors” or “Board” means the Board of Directors of the Corporation.
“Cash-Based Awards” means Awards that, if paid, must be paid in cash and that are neither denominated in nor have a value derived from the value of, nor an exercise right or conversion privilege at a price related to, shares of Stock, as described in Section 4(a)(7).
“Change in Control” means a change in control as defined in Section 7(c).
“Code” means the Internal Revenue Code of 1986.
“Committee” means the Committee described in Section 8.
“Corporation” means Lockheed Martin Corporation.
“Date of Grant” means the date specified by the Committee as the date on which an Award is to be granted (which date may be no earlier than the date the resolution approving the Award is adopted by the Committee), or if no such date is specified by the Committee, the date on which the Committee adopts a resolution making the Award.
“DDE” means a Deferred Dividend Equivalent, which is a Dividend Equivalent that is accrued during the restricted period set forth in an Award Agreement and that becomes payable to a Participant upon the expiration or termination of such restricted period.
“Dividend Equivalent” means an amount equal to the cash dividends that would have been paid had a Participant owned the shares of Stock subject to an Award during the restricted period set forth in the applicable Award Agreement.
“Effective Date” means the date described in Section 10(c).

“Employee” means any officer (whether or not also a director) or any salaried employee of the Corporation or any of its Subsidiaries, but excludes, in the case of an Incentive Stock Option, an Employee of any Subsidiary that is not a “subsidiary corporation” of the Corporation as defined in Code Section 424(f).
“Exchange Act” means the Securities Exchange Act of 1934.
“Fair Market Value” means the closing sale price of the relevant security as reported by the New York Stock Exchange on its web site as the closing price (or, if the security is not so listed or if the principal market on which it is traded is not the New York Stock Exchange, such other reporting system as may be selected by the Committee) on the relevant date, or, if no sale of the security is reported for that date, the next preceding day for which there is a reported sale. The Committee will determine the Fair Market Value of any security that is not publicly traded, using criteria it determines, in its sole direction, to be appropriate for the valuation.
“GAAP” means generally accepted accounting principles in the United States.
“Insider” means any person who is subject to the reporting obligations of Section 16(a) of the Exchange Act.
“Option” means a Nonqualified Stock Option or an Incentive Stock Option as described in Section 4(a)(1) or (2), respectively.
“Other Stock-Based Award” means an Award as described in Section 4(a)(6).
“Participant” means an Employee who is granted an Award pursuant to this Plan so long as the Award remains outstanding.
“Performance-Based Award” means an Award as described in Section 4(b).
“Performance Goals” means goals established by the Committee and evidenced in an Award Agreement based upon the achievement of one or more pre-established, objective measures of performance during a specified performance period. Performance Goals may be based upon one or more objective performance measures and expressed in either, or a combination of, absolute, average or relative values or as a percentage of an incentive pool. Such measures may include but are not limited to: backlog, cash flow, earnings, earnings per share, earnings per share growth, free cash flow per share, orders, percentage of free cash flow to stockholders, return on invested capital, sales, segment operating profit, segment return on invested capital or total stockholder return. Performance under any of the Performance Goals (A) may be used to measure the performance of (i) the Corporation and its Subsidiaries on a consolidated basis, (ii) the Corporation or any Subsidiary or Subsidiaries, or any combination thereof, or (iii) any one or more segments or business units of the Corporation and its Subsidiaries, in either case as the Committee determines in its sole discretion, and (B) may be compared to the performance of one or more of the companies or one or more published or specially constructed indices designated or approved by the Committee for comparison, as the Committee determines in its sole discretion.
“Plan” means this Lockheed Martin Corporation 2020 Incentive Performance Award Plan.
“Predecessor Plan” means the Lockheed Martin Corporation 2011 Incentive Performance Award Plan, as Amended and Restated January 24, 2019.
“Restricted Stock” means an Award as described in Section 4(a)(4).
“Rule 16b-3” means Rule 16b-3 under Section 16 of the Exchange Act.

“SAR” means an Award as described in Section 4(a)(3).
“Share-Based Awards” means Awards that are payable or denominated in or have a value derived from the value of, or an exercise right or conversion privilege at a price related to, shares of Stock, as described in Sections 4(a)(1) through (6).
“Stock” means shares of common stock of the Corporation, par value $1.00 per share, subject to adjustments made under Section 7 or by operation of law.
“Stock Unit” means an Award as described in Section 4(a)(5).
“Subsidiary” means, as to any person, any corporation, association, partnership, limited liability company or other business entity of which 50 percent or more of the voting stock or other equity interests (in the case of entities other than corporations), is owned or controlled (directly or indirectly) by that entity, or by one or more of the Subsidiaries of that entity, or by a combination thereof.
“Tax” or “Taxes” means any U.S. Federal, state, local, or non-U.S. income, employment, or payroll tax, excise tax, or any other tax or assessment owed with respect to any Award or other payment due to a Participant under this Plan.
(b) Financial and Accounting Terms; Statutes, Rules and Regulations. Except as otherwise expressly provided herein or in an Award Agreement or the context otherwise requires, financial and accounting terms are used as defined for purposes of, and will be determined in accordance with, GAAP and as derived from the consolidated financial statements of the Corporation, prepared in the ordinary course of business and filed with the Securities and Exchange Commission from time to time. Except as otherwise expressly provided herein or in an Award Agreement or the context otherwise requires, references in this Plan to statutes, rules and regulations are references to those statutes, rules and regulations, or their successors, as amended from time to time.
(c) Rules of Construction. For purposes of this Plan and the Award Agreements, unless otherwise expressly provided or the context otherwise requires, the terms defined in this Plan include the plural and the singular, and pronouns of either gender or neuter include, as appropriate, the other pronoun forms.
SECTION 3. Eligibility.
Any one or more Awards may be granted to any individual who is an Employee on the Date of Grant and who is designated by the Committee to receive an Award, provided that no individual who beneficially owns Stock possessing five percent or more of the combined voting power of all classes of stock of the Corporation will be eligible to participate in this Plan.
SECTION 4. Awards.
(a) Type of Awards. The Committee may grant any of the following types of Awards, either separately or in combination with other Awards:
(1) Nonqualified Stock Options. A Nonqualified Stock Option is an Award in the form of an option to purchase Stock that is not intended to comply with the requirements of Code Section 422. The exercise price of each Nonqualified Stock Option granted under this Plan may be no less than the Fair Market Value of the Stock on the Date of Grant.
(2) Incentive Stock Options. An Incentive Stock Option is an Award in the form of an option to purchase Stock that is intended to comply with the requirements of Code Section 422. The exercise price of each Incentive Stock Option granted under this Plan may be no less than the Fair Market Value of the Stock on the Date of Grant. To the extent that the aggregate “fair market value” of Stock with respect to which one or more incentive stock options first become exercisable by a Participant in any calendar year exceeds

$100,000, taking into account both Stock subject to Incentive Stock Options under this Plan and stock subject to incentive stock options under all other plans of the Corporation or of other entities referenced in Code Section 422(d)(1), the options will be treated as Nonqualified Stock Options. For this purpose, the “fair market value” of the Stock subject to options will be determined as of the Date of Grant.
(3) Stock Appreciation Rights. A Stock Appreciation Right or SAR is an Award in the form of a right to receive, upon surrender of the SAR, but without other payment, an amount based on appreciation in the value of Stock over a base price established in the Award, payable in cash, Stock or such other form or combination of forms of payout, at times and upon conditions as may be approved by the Committee. The minimum base price of a SAR granted under this Plan is the Fair Market Value of the underlying Stock on the Date of Grant, or, in the case of a SAR related to an Option (whether already outstanding or concurrently granted), the exercise price of the related Option.
(4) Restricted Stock. Restricted Stock is an Award of shares of Stock of the Corporation that are issued, but subject to restrictions on transfer and/or such other restrictions on incidents of ownership as the Committee may determine.
(5) Stock Units. A Stock Unit is an Award payable in cash or Stock and represented by a bookkeeping entry where the amount represented by the bookkeeping entry for each Stock Unit equals the Fair Market Value of a share of Stock on the Date of Grant and which amount will be subsequently increased or decreased to reflect the Fair Market Value of a share of Stock on any date from the Date of Grant up to the date the Stock Unit is paid to the Participant in cash or Stock. Stock Units are not outstanding shares of Stock and do not entitle a Participant to voting or other rights with respect to Stock; provided, however, that an Award of Stock Units (including Stock Units that are granted as Performance-Based Awards) may provide for the crediting of Dividend Equivalents or the crediting of additional Stock Units based on the value of dividends paid on Stock while the Award is outstanding, with such Dividend Equivalents payable only when the Award becomes payable in accordance with the vesting, forfeiture and Performance Goals applicable to the underlying Stock Units.
(6) Other Stock-Based Awards. An Other Stock-Based Award is an Award that is not an Option, Stock Appreciation Right, Restricted Stock, or Stock Unit, that is payable or denominated in or has a value derived from the value of, or an exercise right or conversion privilege at a price related to, shares of Stock.
(7) Cash-Based Awards. Cash-Based Awards are Awards granted pursuant to the provisions of Section 4(b) that provide Participants with the opportunity to earn a cash payment.
(b) Performance-Based Awards. A Performance-Based Award is any form of Award permitted under this Plan that is granted by the Committee to be earned based upon the level of performance of the Corporation, any Subsidiary or Subsidiaries of the Corporation, or any segments or business units of the Corporation, or a combination thereof, relative to one or more Performance Goals established by the Committee and evidenced in an Award Agreement for a performance period of not less than one year, and that is subject to the following provisions of this Section 4(b).
(1) For each Performance-Based Award, the Committee will determine the size of the Award, the Performance Goal(s), the performance period, the performance targets as to each of the Performance Goal(s), the level or levels of achievement necessary for award payments, and the weighting of the Performance Goals, if more than one Performance Goal is applicable. These determinations will be evidenced in the Award Agreement applicable to each Performance-Based Award.
(2) The Committee will have the authority to make equitable adjustments to the Performance Goals and/or performance targets in recognition of, among other things, unusual or non-recurring events affecting the Corporation or any Subsidiary or the financial statements of the Corporation or any Subsidiary, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the acquisition or divestiture of a business or segment of a business or to a change in accounting principles. To the extent necessary to avoid adverse accounting consequences, such adjustments will be specified in the Award Agreement applicable to a Performance-Based Award.
(c) Individual Limits on Awards.
(1) Share-Based Awards. The maximum number of shares of Stock that are issuable under this Plan pursuant to Share-Based Awards that are granted during any calendar year to any Participant will not exceed 1,000,000, subject to adjustment as provided in Section 7.
(2) Cash-Based Awards. The aggregate amount of compensation to be paid to any Participant in respect of those Cash-Based Awards that are granted during any calendar year will not exceed $10,000,000.
(d) Minimum Vesting of Awards. The minimum vesting period for any Award, including a portion or installment of an Award, granted under this Plan will be one year. Notwithstanding the foregoing sentence, the following Awards will not be subject to the one-year minimum vesting requirement: any (i) Awards granted in connection with business acquisitions as provided in Section 7(d), and (ii) any additional Awards the Committee may grant, up to a maximum of 5 percent of the available share reserve authorized for issuance under this Plan pursuant to Section 5(a) as of the Effective Date (subject to adjustment under Section 7(a)).
(e) Maximum Term of Awards. No Award that contemplates exercise or conversion may be exercised or converted to any extent, and no other Award that defers vesting, may remain outstanding and unexercised, unconverted or unvested more than ten years after its Date of Grant.
(f) Code Section 409A. It is the intent of the Corporation that no Award under this Plan be subject to taxation under Section 409A(a)(1) of the Code. Accordingly, if the Committee determines that an Award granted under this Plan is subject to Section 409A of the Code, such Award will be interpreted and administered so as to comply with Section 409A of the Code and the regulations thereunder.
(g) No Repricing; Out-of-the-Money Options or Stock Appreciation Rights. No Option or SAR may be re-priced, replaced, re-granted through cancellation, or modified without stockholder approval (except as permitted under Section 7), if the effect would be to reduce the exercise price or base price for the Stock underlying such Option or SAR, respectively. In addition, in no event will the Corporation pay cash or other consideration for Options where at the time of payment the exercise price of the Option is greater than the Fair Market Value of the Stock underlying the Option or pay cash or other consideration for SARs where at the time of payment the base price established in the Award is greater than the Fair Market Value of the Stock underlying the SAR.
SECTION 5. Shares of Stock Available Under Plan.
(a) Aggregate Share Limit for Share-Based Awards. Subject to adjustment as provided in this Section 5 or Section 7(a), the maximum number of shares of Stock that may be subject to Options (including Incentive Stock Options), SARs payable in shares of Stock, Restricted Stock, Stock Units and Other Stock-Based Awards payable in shares of Stock granted or issued under this Plan is 4,500,000, plus the number of shares of Stock reserved for future awards under the Predecessor Plan as of the Effective Date, plus the number of shares of Stock subject to awards outstanding under the Predecessor Plan as of the Effective Date that thereafter are unexercised, unconverted or undistributed as a result of termination, expiration or forfeiture of the award, whether or not the individual holding the award received or was credited with benefits of ownership (such as dividends, Dividend Equivalents or voting rights) during the period in which the individual’s ownership was restricted or otherwise not vested, including shares of Stock subject to Restricted Stock Awards that subsequently are reacquired by the Corporation due to termination, expiration or forfeiture.
(b) Restriction on Recycling or Reissue of Shares. Stock issued upon the exercise of an Award or the vesting of an Award may not be used for a subsequent Award under this Plan. Any unexercised, unconverted or undistributed portion of any Award made under this Plan or any share-based award under the Predecessor Plan resulting from termination, expiration or forfeiture of that Award will again be available for Award under Section 5(a), whether or not the Participant has received or been credited with benefits of ownership (such as dividends, Dividend Equivalents or voting rights) during the period in which the Participant’s ownership was restricted or otherwise not vested. Shares of Stock that are issued pursuant to Restricted Stock Awards and subsequently reacquired by the Corporation due to termination, expiration or forfeiture of the Award also will be available for reissuance under this Plan. Shares of Stock subject to an Award that are reacquired or not issued by the Corporation pursuant to Section 5(f) or 5(g) to satisfy a withholding obligation of the Participant will not be available for reissue or issue, as applicable. With respect to SARs payable in shares of Stock, the number of shares of Stock subject to an Award will be counted against the number of shares of Stock available for issuance under this Plan regardless of the number of shares of Stock actually issued to settle the SARs upon exercise.
(c) Interpretive Issues. Additional rules for determining the number of shares of Stock authorized under this Plan or available for grant or issuance from time to time may be adopted by the Committee, as it deems necessary or appropriate.
(d) Source of Shares; No Fractional Shares. The Stock that may be issued pursuant to an Award under this Plan may be authorized but unissued Stock or Stock acquired by the Corporation or any of its Subsidiaries, subsequently or in anticipation of a transaction under this Plan, in the open market or in privately negotiated transactions. No fractional shares of Stock may be issued under this Plan, but fractional interests may be accumulated pursuant to the terms of an Award.
(e) Consideration. The Stock issued under this Plan may be issued (subject to Section 10(d)) for any lawful form of consideration, the value of which equals the par value of the Stock or such greater or lesser value as the Committee, consistent with Section 10(d), may require.
(f) Purchase or Exercise Price; Withholding. The exercise or purchase price (if any) of the Stock issuable pursuant to any Award and any withholding obligation under applicable Tax laws will be paid in cash or, subject to the Committee’s express authorization and the terms, restrictions, conditions and procedures as the Committee may in its sole discretion impose (subject to Section 10(d)), any one or combination of (i) cash, (ii) the delivery of shares of Stock, (iii) a reduction in the number of Shares of Stock issuable or cash payable pursuant to such Award or (iv) in the case of purchase price only, a contract for labor or services to be performed or labor or services actually performed. In the case of a payment by the means described in clause (ii) or (iii) above, the Stock to be so delivered or offset will be determined by reference to the Fair Market Value of the Stock on the date as of which the payment or offset is made. Notwithstanding the foregoing, no Insider will be permitted to satisfy the purchase or exercise price or withholding obligation with respect to an Award by using a method of payment otherwise authorized under this Plan or an Award Agreement if such method of payment would constitute a personal loan under Section 13(k) of the Exchange Act. If an Award Agreement to a Participant who is not an Insider authorizes a method of payment that would constitute a personal loan under Section 13(k) of the Exchange Act and the Participant subsequently becomes an Insider, then the payment method will no longer be available to the Participant and the Committee will take whatever steps are necessary to make such payment method void as to such Participant, including but not limited to requiring the immediate payment of any loan previously obtained in connection with an Award.
(g) Cashless Exercise. Subject to any restrictions on Insiders pursuant to Section 13(k) of the Exchange Act, the Committee may permit the exercise of an Award and payment of any applicable withholding Tax in respect of an Award by delivery of notice, subject to the Corporation’s receipt from a third party of payment (or commitment to make payment) in full in cash for the exercise price and the applicable withholding prior to issuance of Stock, in the manner and subject to the procedures as may be established by the Committee.

SECTION 6. Award Agreements.
Each Award under this Plan will be evidenced by an Award Agreement in a form approved by the Committee setting forth, in the case of Share-Based Awards, the number of shares of Stock, as applicable, subject to the Award, and the price (if any) and term of the Award and, in the case of Performance-Based Awards, the applicable Performance Goals and performance period. The Award Agreement also may set forth (or incorporate by reference) other material terms and conditions applicable to the Award as determined by the Committee consistent with the limitations of this Plan.
(a) Mandatory Option and SAR Holding Period. Award Agreements for Options and SARs payable in Stock will be deemed to state that, subject to the authority of the Committee under Section 7, a minimum six-month period will elapse between the date of initial grant of any Option or SAR paid in Stock and the sale of the underlying shares of Stock, and the Corporation may impose legend and other restrictions on the Stock issued on exercise of the Options or SARs to enforce this requirement.
(b) Mandatory Dividend Provisions for Restricted Stock, Stock Units and Other Stock-Based Awards Payable in Stock. Award Agreements for Restricted Stock will be deemed to state that dividends that become payable on Restricted Stock will not be payable to the Participant but will be accrued and held by the Corporation until such time as the underlying Restricted Stock vests, at which time the accrued dividends will be paid to the Participant or used to satisfy a withholding Tax obligation pursuant to Section 6(c)(3). This Section 6(b) will also apply to Award Agreements governing Stock Units or Other Stock-Based Awards payable in Stock unless the Stock Units or Other Stock-Based Awards are granted in tandem with another Award, in which case this Section 6(b) will apply to the Award Agreement for that other Award.
(c) Mandatory Provisions Applicable to All Award Agreements. Award Agreements will be subject to the terms of this Plan and will be deemed to include the following terms, unless the Committee in the Award Agreement consistent with applicable legal requirements, provides otherwise:
(1) Non-assignability: The Award may not be assignable nor transferable, except by will or by the laws of descent and distribution, and during the lifetime of a Participant, the Award may be exercised only by the Participant or by his or her guardian or legal representative. The designation of a Beneficiary hereunder will not constitute a transfer prohibited by the foregoing provisions.
(2) Rights as Stockholder: A Participant will have no rights as a holder of Stock with respect to any unissued securities covered by an Award until the date the underlying shares of Stock are issued to the Participant. Except in the case of Restricted Stock and except as provided in Section 7, no adjustment or other provision will be made for dividends or other stockholder rights, except to the extent that the Award Agreement provides for Dividend Equivalents or similar economic benefits.
(3) Tax Withholding: Each Participant will be responsible for payment of all Taxes imposed on such Participant with respect to an Award. All withholding Tax obligations will be satisfied on or prior to the payment of an Award.  If the Corporation concludes that any withholding Tax is required with respect to any Award (including with respect to associated dividends, Dividend Equivalents, or DDEs), and the Participant otherwise has not made arrangements acceptable to the Corporation to satisfy the withholding Tax obligation, the Corporation may (i) offset an amount for Tax withholding against any obligation of the Corporation or any Subsidiary to the Participant, (ii) at any time on or prior to payment of an Award reduce the amount of the Award (including the surrender of associated dividends, Dividend Equivalents, or DDEs to be paid with respect to such Award) paid or to be paid to the Participant to pay Tax withholding, or (iii) require the Participant or his or her Beneficiary to pay the Corporation an amount in cash to satisfy the withholding Tax obligation. The satisfaction of any withholding Taxes with respect to Share-Based Awards also may be satisfied by cashless exercise as provided in Section 5(g).
(4) No Waivers: Neither the Committee nor the Board of Directors has retained the authority to waive the requirements set forth in Sections 6(a), 6(b) or 6(c).

(d) Other Provisions. Award Agreements may include other terms and conditions as the Committee shall approve, including but not limited to the following:
(1) Other Terms and Conditions: Any other terms not inconsistent with the terms of this Plan as are necessary, appropriate, or desirable to effect an Award to a Participant, including provisions describing the treatment of an Award in the event of the death, disability, layoff, retirement, divestiture or other termination of a Participant’s employment with or services to the Corporation or a Subsidiary, any provisions relating to the vesting, exercisability, forfeiture or cancellation of the Award, any requirements for continued employment, any other restrictions or conditions (including performance requirements and holding periods) of the Award and the method by which the restrictions or conditions lapse, procedures acceptable to the Committee (if any) with respect to the effect on the Award of a Change in Control, subject in the case of Options, SARs payable in shares of Stock, Restricted Stock, Stock Units and Other Stock-Based Awards payable in shares of Stock, to the requirements of Sections 4(a) and (b), and Sections 6(a), (b) and (c). Notwithstanding the foregoing, under no circumstances may an Award Agreement provide that the Award will accelerate and vest in full upon a Participant’s layoff, or vest in any portion solely upon a Change in Control pursuant to which an Award is assumed, continued or substituted by the Corporation or its successor.
(2) Non-competition and non-solicitation clause: A provision or provisions requiring the forfeiture or recoupment of an Award (whether or not vested) on account of activities deemed by the Committee in its sole discretion to be harmful to the Corporation, including but not limited to employment with a competitor, misuse of the Corporation’s proprietary or confidential information, or solicitation of the Corporation’s employees.
(3) Claw-back: A provision entitling the Corporation to recoup any Award (whether or not vested) or value received for an Award under circumstances specified in the Award Agreement or rules, regulations or interpretations of the Securities and Exchange Commission or any applicable law.
(e) Contract Rights, Forms and Signatures. Any obligation of the Corporation to any Participant with respect to an Award will be based solely upon contractual obligations created by this Plan and an Award Agreement. Subject to the provisions of Section 8(g), no Award will be enforceable until the Corporation has delivered the Award Agreement to the Participant and the Participant has accepted the Award Agreement through means designated by the Committee. By signing the Award Agreement, or otherwise providing an acknowledgement of receipt in accordance with procedures established by the Committee, a Participant will be deemed to have understood and consented to the terms of this Plan and any action taken in good faith under this Plan by and within the discretion of the Committee, the Board of Directors or their delegates. Unless the Award Agreement expressly provides otherwise, there are no third-party beneficiaries of the obligations of the Corporation to the Participant under an Award Agreement.
SECTION 7. Adjustments; Change in Control; Acquisitions.
(a) Adjustments. In the event of any recapitalization, stock dividend, stock split (including a stock split in the form of a stock dividend), reverse stock split, merger, combination, consolidation, or other reorganization, or any extraordinary dividend or other extraordinary distribution in respect of the Stock (whether in the form of cash, Stock or other property), or any split-up, spin-off, split-off, extraordinary redemption, or exchange of outstanding Stock, or there occurs any other similar corporate transaction or event in respect of the Stock, or a sale of all or substantially all the assets of the Corporation as an entirety, then the Committee is required, in the manner and to the extent, if any, as it deems appropriate and equitable to the Participants and consistent with the terms of this Plan, and taking into consideration the effect of the event on the holders of the Stock, proportionately adjust any or all of the following:
(1) the number and type of shares of Stock that thereafter may be made the subject of Awards (including the specific maximum and numbers of shares of Stock set forth elsewhere in this Plan),

(2) the number and type of shares of Stock, cash or other property subject to any or all outstanding Awards,
(3) the grant, purchase or exercise price, or conversion ratio of any or all outstanding Awards, or of the Stock or other property underlying the Awards,
(4) the securities, cash or other property deliverable upon exercise or conversion of any or all outstanding Awards,
(5) subject to Section 4(b), the Performance Goals or other standards appropriate to any outstanding Performance-Based Awards, or
 (6) any other terms as are affected by the event.
Notwithstanding the foregoing, in the case of an Incentive Stock Option, no adjustment will be made that would cause this Plan to violate Section 424(a) of the Code, without the written consent of the Participant adversely affected thereby. The Committee may act prior to an event described in this Section 7(a) (including at the time of an Award by means of more specific provisions in the Award Agreement) if deemed necessary or appropriate to permit the Participant to realize the benefits intended to be conveyed by an Award in respect of the Stock in the case of an event described in Section 7(a).
(b) Change in Control. The Committee may, in the Award Agreement, provide for the effect of a Change in Control on an Award. Such provisions may include but are not limited to any one or more of the following with respect to any or all Awards: (i) the specific consequences of a Change in Control on the Awards; (ii) the acceleration or extension of time periods for purposes of exercising, vesting in, or realizing gain from, the Awards; (iii) a reservation of the Committee’s right to determine in its discretion at any time that there will be full acceleration or no acceleration of benefits under the Awards; (iv) that only certain or limited benefits under the Awards will be accelerated; (v) that the Awards will be accelerated for a limited time only; or (vi) that acceleration of the Awards will be subject to additional conditions precedent (such as, but not limited to, a termination of employment following a Change in Control). Notwithstanding the foregoing, under no circumstances may an Award Agreement provide that the Award will vest in any portion solely upon a Change in Control pursuant to which an Award is assumed, continued or substituted by the Corporation or its successor.
In addition to any action required or authorized by the terms of an Award, without the approval of any Participant, the Committee may take any other action it deems appropriate in the event of or in anticipation of a Change in Control, including but not limited to any one or more of the following with respect to any or all Awards and any other action not listed below to ensure the equitable treatment of Participants: (i) the waiver of conditions on the Awards that were imposed for the benefit of the Corporation; (ii) provision for the cash settlement of the Awards for their equivalent cash value, as determined by the Committee, as of the date of a Change in Control; (iii) provisions for the assumption or continuation of the Award and the substitution for shares of stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares, exercise or conversion price and conditions of the Award; or (iv) such other modification or adjustment to the Awards as the Committee deems appropriate to maintain and protect the rights and interests of Participants upon or following a Change in Control. The Committee also may accord any Participant a right to refuse any acceleration of exercisability, vesting or benefits, whether pursuant to the Award Agreement or otherwise, in such circumstances as the Committee may approve.
Notwithstanding the foregoing provisions of this Section 7(b) or any provision in an Award Agreement to the contrary, if any Award to any Insider is accelerated to a date that is less than six months after the Date of Grant, the Committee may prohibit a sale of the underlying Stock (other than a sale by operation of law), and the Corporation may impose legend and other restrictions on the Stock to enforce this prohibition.
(c) Change in Control Definition. For purposes of this Plan, a “Change in Control” will include and be deemed to occur upon one or more of the following events:

(1) A tender offer or exchange offer is consummated for the ownership of securities of the Corporation representing 25 percent or more of the combined voting power of the Corporation’s then outstanding voting securities entitled to vote in the election of directors of the Corporation;
(2) The consummation of a merger, combination, consolidation, recapitalization, or other reorganization of the Corporation with one or more other entities that are not Subsidiaries if, as a result of the consummation of the merger, combination, consolidation, recapitalization or other reorganization, less than 75 percent of the outstanding voting securities of the surviving or resulting corporation will immediately after the event be owned in the aggregate by the stockholders of the Corporation (directly or indirectly), determined on the basis of record ownership as of the date of determination of holders entitled to vote on the action (or in the absence of a vote, the day immediately prior to the event);
(3) Any person (as this term is used in Sections 3(a)(9) and 13(d)(3) of the Exchange Act, but excluding any person described in and satisfying the conditions of Rule 13d-1(b)(1) thereunder), becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 25 percent or more of the combined voting power of the Corporation’s then outstanding securities entitled to vote in the election of directors of the Corporation;
(4) At any time within any period of two years after a tender offer, merger, combination, consolidation, recapitalization, or other reorganization or a contested director election, or any combination of these events, the “Incumbent Directors” cease to constitute at least a majority of the authorized number of members of the Board. For purposes hereof, “Incumbent Directors” means the persons who were members of the Board immediately before the first of these events, and the persons who were elected or nominated as their successors or pursuant to increases in the size of the Board by a vote of at least three-fourths of the Board members who were then Board members (or successors or additional members so elected or nominated); and
(5) The stockholders of the Corporation approve a plan of liquidation and dissolution of the Corporation, or a sale or transfer of all or substantially all of the Corporation’s business and/or assets as an entirety to an entity that is not a Subsidiary is consummated.
Notwithstanding the foregoing, in the event the Committee determines that an Award could be subject to taxation under Section 409A(a)(1) of the Code, a Change in Control will have no effect on the Award unless the Change in Control also would constitute a change in the ownership or effective control of the Corporation or in the ownership of a substantial portion of the assets of the Corporation within the meaning of Section 409A(a)(2)(A)(v) of the Code.
(d) Business Acquisitions. Awards may be granted under this Plan on terms and conditions as the Committee considers appropriate, which may differ from those otherwise required by this Plan, to the extent necessary to reflect a substitution for or assumption of stock incentive awards held by employees of other entities who become Employees of the Corporation or a Subsidiary as the result of a merger, consolidation or business combination of the employing entity with, or the acquisition of assets or stock of the employing entity by, the Corporation or a Subsidiary, directly or indirectly.
SECTION 8. Administration.
(a) Committee Authority and Structure. This Plan and all Awards granted under this Plan will be administered by the Management Development and Compensation Committee of the Board or such other committee of the Board as may be designated by the Board and constituted so as to permit this Plan to comply with the disinterested administration requirements of Rule 16b-3. The Board will designate the members of the Committee. Notwithstanding the foregoing, any action taken under this Plan by the Management Development and Compensation Committee of the Board or such other committee of the Board as may be designated by the Board to administer this Plan and Awards granted under this Plan will be valid and effective whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 8(a) or otherwise provided in any charter of the Committee.

(b) Selection and Grant. The Committee will have the authority to determine the Employees to whom Awards will be granted under this Plan, the type of Award or Awards to be made, and the nature, amount, pricing, timing, and other terms of Awards to be made to any one or more of these individuals, subject to the terms of this Plan.
(c) Construction and Interpretation. The Committee will have the power to interpret and administer this Plan and Award Agreements, and to adopt, amend and rescind related rules and procedures. All questions of interpretation and determinations with respect to this Plan, the number of shares of Stock, SARs or other Awards granted and the terms of any Award Agreements, the adjustments required or permitted by Section 7, and other determinations hereunder will be made by the Committee and its determination will be final and conclusive upon all parties in interest. In the event of any conflict between an Award Agreement and any non-discretionary provisions of this Plan, the terms of this Plan will govern.
(d) Rule 16b-3 Conditions; Bifurcation of Plan. It is the intent of the Corporation that this Plan and Share-Based Awards hereunder satisfy and be interpreted in a manner that, in the case of Participants who are or may be Insiders, satisfies any applicable requirements of Rule 16b-3, so that these persons will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 under the Exchange Act and will not be subjected to avoidable liability thereunder as to Awards intended to be entitled to the benefits of Rule 16b-3. If any provision of this Plan or of any Award would otherwise frustrate or conflict with the intent expressed in this Section 8(d), that provision to the extent possible will be interpreted and deemed amended so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with this intent, the provision will be deemed disregarded as to Awards intended as Rule 16b-3 exempt Awards. Notwithstanding anything to the contrary in this Plan, the provisions of this Plan may at any time be bifurcated by the Board or the Committee in any manner so that certain provisions of this Plan or any Award Agreement intended (or required) to satisfy the applicable requirements of Rule 16b-3 are only applicable to Insiders and to those Awards to Insiders intended to satisfy the requirements of Rule 16b-3.
(e) Delegation and Reliance. The Committee, in its discretion, may delegate to the Chief Executive Officer of the Corporation all or part of the Committee’s authority and duties with respect to granting Awards (but in no event with respect to Awards to Participants who are Insiders on the date any such Award is made or on the applicable Grant Date, if such dates are not the same), provided such delegation is in writing (including evidenced by written meeting minutes or written consent) and is consistent with any limitations under the Maryland General Corporation Law. A copy of any such delegation will be maintained in the records of the actions of the Committee. The Committee may revoke or amend the terms of such delegation at any time, but such revocation will not invalidate prior actions of the Chief Executive Officer of the Corporation that were consistent with the terms of this Plan and such earlier delegation. The Committee may also delegate to the officers or employees of the Corporation the administrative authority to execute and deliver those instruments and documents, to do all acts and things, and to take all other steps deemed necessary, advisable or convenient for the effective administration of this Plan in accordance with its terms and purpose. In making any determination or in taking or not taking any action under this Plan, the Board, the Committee and any person to whom authority has been delegated under this Plan may obtain and may rely upon the advice of experts, including professional advisors to the Corporation. No director, officer, employee or agent of the Corporation will be liable for any action or determination taken or made or omitted in good faith.
(f) Exculpation and Indemnity. Neither the Corporation nor any member of the Board of Directors or of the Committee, nor any other person participating in any determination under this Plan (including the Chief Executive Officer of the Corporation or any other officer or employee of the Corporation pursuant to delegated authority under Section 8(e)), or in the interpretation, administration or application of this Plan, will have any liability to any party for any action taken or not taken in good faith under this Plan or for the failure of an Award (or action in respect of an Award) to satisfy Code requirements as to incentive stock options or to realize other intended Tax consequences, to qualify for exemption or relief under Rule 16b-3 or to comply with any other law, compliance with which is not required on the part of the Corporation.
(g) Notices, Signature, Delivery. Whenever a signature, notice or delivery of a document, or acknowledgement of receipt of a document, is required or appropriate under this Plan or pursuant to an Award

Agreement, signature, notice, delivery or acknowledgement may be accomplished by paper or written format, or, subject to Section 10(d), by electronic means. In the event electronic means are used for the signature, notice or delivery of a document, or acknowledgement of receipt of a document, the electronic record or confirmation of that signature, notice, delivery or acknowledgement maintained by or on behalf of the Corporation will for purposes of this Plan and any applicable Award Agreement be treated as if it was a written signature, notice or acknowledgement and was delivered in the manner provided herein for a written document.
SECTION 9. Amendment and Termination of this Plan.
The Board of Directors may at any time terminate, suspend or discontinue this Plan. The Board of Directors may amend this Plan at any time, provided that any material amendment to this Plan will not be effective unless approved by the Corporation’s stockholders. For this purpose, a material amendment is any amendment or action that would (i) materially increase the number of shares of Stock available under this Plan or issuable to a Participant (other than a change in the number of shares made pursuant to Section 7); (ii) change the types of awards that may be granted under this Plan; (iii) expand the class of persons eligible to receive awards or otherwise participate in this Plan; or (iv) require stockholder approval pursuant to the New York Stock Exchange Listed Company Manual (so long as the Corporation is a listed company on the New York Stock Exchange) or applicable law. The Committee in its discretion may at any time and in any manner that would be authorized for a new Award under this Plan allow for deviations from the terms of any or all Award Agreements or amend any or all Award Agreements under this Plan, so long as such an action would not require approval of the Corporation’s stockholders if it were an amendment to this Plan. Notwithstanding the foregoing, no such action by the Board or the Committee will, in any manner adverse to a Participant other than as expressly permitted by the terms of an Award Agreement, affect any Award then outstanding and evidenced by an Award Agreement without the consent in writing of the Participant or a Beneficiary who has become entitled to an Award thereunder.
SECTION 10. Miscellaneous.
(a) Unfunded Plan. This Plan will be unfunded. Neither the Corporation, the Board of Directors nor the Committee will be required to segregate any assets that may at any time be represented by Awards made pursuant to this Plan. Neither the Corporation, the Board of Directors, nor the Committee will be deemed to be a trustee of any amounts to be paid or securities to be issued under this Plan.
(b) Rights of Employees.
(1) No Right to an Award. Status as an Employee will not be construed as a commitment that any one or more Awards will be made under this Plan to an Employee or to Employees generally. Status as a Participant will not entitle the Participant to any additional future Awards.
(2) No Assurance of Employment. Nothing contained in this Plan (or in any other documents related to this Plan or to any Award) will confer upon any Employee or Participant any right to continue in the employ or other service of the Corporation or any Subsidiary or constitute any contract (of employment or otherwise) or limit in any way the right of the Corporation or any Subsidiary to change a person’s compensation or other benefits or to terminate the employment of a person with or without cause.
(c) Effective Date; Duration. This Plan has been adopted by the Board of Directors of the Corporation and is subject to the approval of the Corporation’s stockholders. This Plan will become effective only upon such stockholder approval (the date of such approval being the “Effective Date”) and will remain in effect until any and all Awards under this Plan have been exercised, converted or terminated under the terms of this Plan and applicable Award Agreements. Notwithstanding the foregoing, no Award may be granted under this Plan after April 22, 2030, which is the day before the ten-year anniversary of the Effective Date. Notwithstanding the foregoing, any Award granted under this Plan on or prior to April 22, 2030 may be amended after such date in any manner that would have been permitted prior to such date, except that no such amendment may increase the number of shares of Stock subject to, comprising or referenced in such Award (other than in accordance with Section 7(a)).

(d) Compliance with Laws. This Plan, Award Agreements, and the grant, exercise, conversion, operation and vesting of Awards, and the issuance and delivery of shares of Stock and/or other securities or property or the payment of cash under this Plan, Awards or Award Agreements, are subject to compliance with all applicable federal, state and foreign laws, rules and regulations (including but not limited to federal, state and foreign insider trading, registration, reporting and other securities laws and margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable to comply with all legal requirements. Any securities delivered under this Plan will be subject to such restrictions (and the person acquiring such securities will, if requested by the Corporation, provide such evidence, assurance and representations to the Corporation as to compliance with any thereof) as counsel to the Corporation may deem necessary or desirable to assure compliance with all applicable legal requirements.
(e) Applicable Law; Forum for Disputes. This Plan, Award Agreements and any related documents and matters will be governed by and in accordance with the laws of the State of Maryland (without regard to its provisions regarding choice of law), except as to matters of federal law. Any claim or action filed in connection with this Plan, Award Agreements and any related documents and matters must be brought or filed in the United States District Court for the District of Maryland, unless it is determined that such court does not have subject matter jurisdiction, in which case any such claim or action must be brought or filed in the Circuit Court of Montgomery County in the State of Maryland.
(f) Awards to Participants Outside the United States. Notwithstanding any provision of this Plan to the contrary, in order to comply with the laws of other countries in which the Corporation and its Subsidiaries operate or have employees, the Committee will have the authority to modify the terms and conditions of Awards granted to Employees outside the United States to comply with applicable foreign laws, rules and regulations, and to take any action, before or after an Award is made, that it deems necessary or advisable to obtain approval or comply with local government, regulatory, Tax, exemption, approval or other requirements.
(g) Non-Exclusivity of Plan. Nothing in this Plan will limit or be deemed to limit the authority of the Corporation, the Board of Directors or the Committee to grant awards or authorize any other compensation, with or without reference to the Stock, under any other plan or authority.